UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 19, 2021

GIVEMEPOWER CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	File Number: 333-67318	87-0291528
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Amapola Ave., Suite 200A, Torrance, CA 90501
(Address of principal executive offices) (Zip Code)

(310) 895-1839
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

            On February 19, 2021, the Board of Directors of GiveMePower Corporation, a Nevada corporation (the “Company”), approved the disengagement of Benjamin & Ko,  Certified Public Accountants and Consultants  (“Auditor”) as the Company’s independent registered public accounting firm.

During the Registrant's fiscal year ended December 31, 2019, there were (i) no disagreements with Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The report of Auditor regarding the Company's financial statements for the fiscal year ended December 31, 2019 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant provided Auditor with a copy of the disclosures made in this Current Report on Form 8-K on February 24, 2021, and requested that Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Registrant's statements herein and, if not, stating the respects in which it does not agree.

On February 19, 2021 the Registrant engaged M.S. Madhava Rao as the Registrant's new independent registered public accounting firm. The appointment of M.S. Madhava Rao was approved by the Board of Directors of GiveMePower Corporation.  M.S. Madhava Rao will be reviewing and providing audit services related to the financial statements that are to be included in the Annual Report for the period ended December 31, 2020. M.S. Madhava Rao did not prepare or provide any financial reports for any periods prior to the date of engagement, nor did it prepare or provide any financial reports for, or prior to the year ended December 31, 2020. Neither the Company, nor any person on behalf of the Company, consulted with M.S. Madhava Rao during the Company's two most recent fiscal years or the subsequent interim period prior to the engagement of M.S. Madhava Rao and the disengagement of Benjamin & Ko.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GiveMePower Corporation

Dated:	July 20, 2021 By:	/s/ Frank I Igwealor
Frank I Igwealor, CPA, JD, CMA, MBA, CFM, MRSM
President and CEO (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer and Secretary)